UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2015

GREAT PLAINS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4060 NE 95th Rd, Wildwood, FL	34785
(Address of principal executive offices)	(Zip Code)

(352) 561-8182
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                        Entry into a Material Definitive Agreement.

On January 18, 2015, Great Plains Holdings, Inc. (“we,” “us,” “our,” or “Company”), through its wholly owned subsidiary Ashland Holdings, LLC (“Ashland”), agreed to purchase the property located at 5915 Tampa Street, A&B, Hanahan, SC 29410 (the “Property”), for $65,976.55 (the “Purchase Price”), from DayBreak Capital, LLC, a related party (“DayBreak”).  The Purchase Price will be paid in cash at closing.  Kent Campbell, our Chief Executive Officer and a Director, and Denis Espinoza, our President, Chief Operating Officer, and a Director each own 50% of DayBreak.

This property is a 1250 square foot all brick duplex that is fully rented in a suburb of Charleston, South Carolina.  It is managed by Low Country Property Management in North Charleston, South Carolina.  We are pleased to add this property to the Ashland portfolio of income producing properties, and continue to look for additional high quality properties.

The closing date for the sale of the Property is February 27, 2015 and is subject to covenants, representations and warranties that are customary of real estate purchase and sale agreements.

Item 7.01                         Regulation FD Disclosure.

On January 22, 2014 we issued a press release regarding our planned acquisition of the Hanahan, South Carolina property discussed in Item 1.01 of this Form 8-K.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.                        Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated January 2, 2014 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS HOLDINGS, INC.
Date: January 22, 2015	By: /s/ Kent Campbell
Kent Campbell, Chief Executive Officer